Filed Pursuant to Rule 424(b)(3)
Registration No. 333-274046
PROSPECTUS

Up to 16,688,449 Shares of Series A Convertible Preferred Stock Offered by the Selling Stockholders
Up to 13,347,928 Shares of Class A Common Stock Issuable Upon Conversion of Series A Convertible Preferred Stock

On June 23, 2023, we consummated a private placement (the “Private Placement”) pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated June 23, 2023, by and among us and the selling stockholders identified in this prospectus (the “Selling Stockholders”). In the Private Placement, we issued and sold to the Selling Stockholders an aggregate of 8,483,561 shares (the “Placed Shares”) of Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), for an aggregate purchase price of $80.0 million, at a per-share purchase price of $9.43.
This prospectus relates to the resale from time to time by the Selling Stockholders of up to (i) 16,688,449 shares of our Series A Preferred Stock, which includes the 8,483,561 Placed Shares and up to 8,204,888 additional shares of Series A Preferred Stock we may issue as dividends in respect of then-outstanding Series A Preferred Stock (the “Dividend Shares”, and together with the Placed Shares, the “Preferred Shares”), and (ii) 13,347,928 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) issuable upon conversion of the Preferred Shares (the “Conversion Shares”).
This registration statement is being filed in connection with the registration rights set forth in the Registration Rights Agreement, dated June 23, 2023, by and among us and the Selling Stockholders (the “Registration Rights Agreement”).
The Selling Stockholders may sell the Preferred Shares and Conversion Shares through public or private transactions in a number of different ways and at varying prices. The timing and amount of any sale are within the sole discretion of the Selling Stockholders. Our registration of the Preferred Shares and the Conversion Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Preferred Shares or Conversion Shares. We provide more information about how the Selling Stockholders may sell the Preferred Shares and Conversion Shares in the section entitled “Plan of Distribution.”
We will pay all fees and expenses in connection with the registration of the securities pursuant to this prospectus and we will not receive any proceeds from the sale of the Preferred Shares or the Conversion Shares by the Selling Stockholders.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “HGTY”. On August 30, 2023, the closing price of our Class A Common Stock was $9.42. There is no established trading market for the Series A Preferred Stock and we do not expect a market to develop. The Series A Preferred Stock is not currently listed on any securities exchange.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.
Investing in our Class A Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4 of this prospectus and the section entitled “Risk Factors” in our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before making an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2023.

i

ABOUT THIS PROSPECTUS
As used in this prospectus, unless the context indicates otherwise, references to “Hagerty,” “Company,” “we,” “us,” “our” and similar terms refer to Hagerty, Inc., a Delaware corporation, and its consolidated subsidiaries. References to “Aldel” refer to Aldel Financial Inc., the name of the Company prior to the consummation of the December 2021 business combination among The Hagerty Group, LLC (“The Hagerty Group”), Aldel and Aldel Merger Sub LLC, in which The Hagerty Group survived as our wholly owned subsidiary (the “Business Combination”).
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may sell or otherwise dispose of up to an aggregate of up to 16,688,449 Preferred Shares and up to 13,347,928 Conversion Shares.
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, post-effective amendment to the registration statement or documents to which we otherwise refer you.
Neither we nor the Selling Stockholders have authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you, and you should not rely on any other information. Neither we nor the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference herein or therein, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
We own various U.S. federal trademarks and unregistered trademarks, including our company name, logo and solution names and other trade or service marks. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or amendment may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 or in releases made by the SEC, all as may be amended from time to time. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These forward-looking statements can often be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Examples of forward-looking statements include, among others, statements we make regarding:
•our expectations for our results of operations, financial condition and cash flows;
•our ability to compete effectively within our industry and attract and retain members;
•our ability to develop and maintain key strategic relationships with our insurance distribution and underwriting carrier partners;
•our anticipated growth rate and market opportunities; and
•the frequency or severity of claims.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference herein.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions. The forward-looking statements contained in this prospectus are based on management’s current expectations, assumptions and beliefs concerning future developments, but actual results may differ materially due to various risks and uncertainties, some of which are beyond our control. These risks and uncertainties include, but are not limited to, those described in (i) the “Risk Factors” section in this prospectus, (ii) “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, and (iii) other of our filings with the SEC incorporated by reference herein.
We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or after the date of the documents incorporated by reference herein or to conform these statements to actual results or revised expectations.
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SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should carefully read this entire prospectus and the registration statement of which this prospectus is a part, including the information set forth under the heading “Risk Factors” and our financial statements.
Our Business
We are a global market leader in providing insurance for classic and enthusiast vehicles. We consistently earn strong net promoter scores by providing auto enthusiasts superior insurance coverage with excellent customer service and lower prices than traditional carriers. We have also leveraged our trusted insurance brand to build a leading automotive lifestyle brand. We offer an automotive enthusiast platform that protects, engages, entertains and connects with our members and other car enthusiasts. Our goal is to save driving and car culture for future generations.
Private Placement of Series A Preferred Stock
On June 23, 2023, pursuant to the Purchase Agreement, we issued and sold to the Selling Stockholders an aggregate of 8,483,561 Placed Shares.
In connection with the Private Placement, we entered into the Registration Rights Agreement, pursuant to which we are filing the registration statement of which this prospectus forms a part and have agreed to use our best efforts to maintain its effectiveness for so long as the Preferred Shares and the Conversion Shares have not been disposed of by the Selling Stockholders.
Series A Preferred Stock
The terms of the Series A Preferred Stock are as set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”), which is an exhibit to the registration statement of which this prospectus forms a part and its terms are incorporated herein by reference.
The Series A Preferred Stock is convertible into fully paid and non-assessable shares of Class A Common Stock at the election of the holder at any time at an initial conversion price of $11.79, subject to adjustment upon certain events (the “Conversion Price”). We may require such conversion (i) if the closing price per share of the Class A Common Stock, for at least twenty (20) of any thirty (30) consecutive trading days, exceeds: (a) on or after the third and prior to the seventh anniversary of June 23, 2023, 150% of the Conversion Price; or (b) on or after the seventh and prior to the tenth anniversary of June 23, 2023, 100% of the Conversion Price; and (ii) on or after the tenth anniversary of June 23, 2023.
Dividends on the Series A Preferred Stock are cumulative and accrue from the date of issuance at the rate per annum of 7% of the purchase price of each preferred share, plus the amount of previously accrued dividends, compounded annually (the “Accruing Dividends”). We may elect to pay the Accruing Dividends either in cash or in additional shares of Series A Preferred Stock. Prior to the third anniversary of June 23, 2023, the Series A Preferred Stock will participate on an as-converted basis in dividends declared and paid on the Class A Common Stock.
The Series A Preferred Stock votes together with the Class A Common Stock on an as-converted basis, and not as a separate class. The Selling Stockholders have veto rights over (i) changes to the terms of the Certificate of Designations or the Company’s Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) or Amended and Restated Bylaws (the “Amended and Restated Bylaws”) that adversely impact the Series A Preferred Stock and (ii) the issuance of equity securities senior to the Series A Preferred Stock or other securities convertible thereto.
Corporate Information
The first Hagerty company was founded in 1984 under the name Hagerty Marine Insurance Agency, Inc. The Hagerty Group was formed in 2009 and completed the Business Combination with Aldel in 2021 pursuant to which

The Hagerty Group succeeded to Aldel’s reporting obligations and Aldel changed its name to Hagerty, Inc. Our principal executive offices are located at 121 Drivers Edge, Traverse City, Michigan 49684, and our telephone number is (800) 922-4050. Our website address is Hagerty.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:
•reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data;
•an exemption from compliance with the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
•reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements, and registration statements; and
•exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.
In addition, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of this extended transition period and, accordingly, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make comparison of our financial statements with those of other public companies more difficult.
We may take advantage of this relief until we no longer qualify as an emerging growth company or, with respect to adoption of certain new or revised accounting standards, until we irrevocably elect to opt out of using the extended transition period. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Class A Common Stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; and (iv) December 31, 2026. We may choose to take advantage of some but not all of these reduced reporting burdens.

THE OFFERING

Issuer	Hagerty, Inc.

Shares of Class A Common Stock that may be offered by the Selling Stockholders	Up to 13,347,928 Conversion Shares.

Series A Preferred Stock that may be offered by the Selling Stockholders	Up to an aggregate of 16,688,449 Preferred Shares, which includes the 8,483,561 Placed Shares and the 8,204,888 Dividend Shares.

Use of Proceeds	We will not receive any proceeds from the sale of Preferred Shares or Conversion Shares by the Selling Stockholders.

Market for Common Stock	Our Class A Common Stock is currently traded on the NYSE under the symbol “HGTY”. The Series A Preferred Stock is not currently listed on any securities exchange.

Risk Factors
Any investment in the Preferred Shares or the Conversion Shares offered hereby involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 4 and elsewhere in this prospectus.

When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees, assignees or other successors-in-interest selling Preferred Shares, Conversion Shares or interests in such shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution, assignment or other transfer.

RISK FACTORS
Investment in our securities involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, including subsequent filings under the Exchange Act and other information contained in any applicable prospectus supplement or free writing prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects, which in turn could materially and adversely affect the price of our securities and might cause you to lose all or part of your investment.
There is no public market for the Series A Preferred Stock.
There is no established public trading market for the Series A Preferred Stock, and we do not expect a market to develop. The Series A Preferred Stock is not currently listed on any securities exchange or nationally recognized trading system, including the NYSE, and we may not apply to list it in the future. Without an active market, the liquidity of the Series A Preferred Stock will be limited.

USE OF PROCEEDS
All of the Preferred Shares and Conversion Shares being offered hereby are being sold by the Selling Stockholders. We will not receive any proceeds from the sale of Preferred Shares or the Conversion Shares by the Selling Stockholders. The Selling Stockholders will pay any underwriting fees, discounts and selling commissions incurred in disposing of their Preferred Shares and Conversion Shares. Pursuant to the Registration Rights Agreement, we will bear all other costs, fees and expenses incurred in effecting the registration of the Preferred Shares and Conversion Shares covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of counsel and independent registered public accountants.

DESCRIPTION OF SECURITIES
The following summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Amended and Restated Charter. We urge you to read the Amended and Restated Charter and Certificate of Designations in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
The Amended and Restated Charter provides that our total number of authorized shares of all classes of capital stock is 820,000,000 shares, consisting of (i) 500,000,000 shares of Class A Common Stock, (ii) 300,000,000 shares of Class V Common Stock, par value $0.0001 per share (the “Class V Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and (iii) 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
As of June 30, 2023, there were 84,405,625 shares of Class A Common Stock, 251,033,906 shares of Class V Common Stock and 8,483,561 shares of Series A Preferred Stock outstanding.
Common Stock
The holders of Class A Common Stock are entitled to one vote for each such share. The holders of Class V Common Stock are entitled to 10 votes for each such share until the earlier of (i) the date on which such share of Class V Common Stock is transferred other than pursuant to a Qualified Transfer (as defined in the Amended and Restated Charter) or (ii) the date that is 15 years from the effective date of the Amended and Restated Charter (December 2, 2036). The holders of shares of Common Stock do not have cumulative voting rights.
The holders of shares of Class A Common Stock are entitled to receive such dividends and other distributions as declared by the Board of Directors of the Company (the “Board”), equally on a per share basis. The holders of Class V Common Stock are not entitled to receive dividends.
No holder of shares of Common Stock (in its capacity as such and without limiting any contractual rights) is entitled to preemptive rights.
In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and subject to the rights of the holders of shares of Preferred Stock in respect thereof, the holders of shares of Class A Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. The holders of shares of Class V Common Stock, as such, will not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
Preferred Stock
The Amended and Restated Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series.
Series A Preferred Stock
Dividends. Dividends on the Series A Preferred Stock are cumulative and accrue from the date of issuance at the rate per annum of 7% of the purchase price of each share, plus the Accruing Dividends. The Company may elect to pay the Accruing Dividends either in cash or in additional shares of Series A Preferred Stock. Prior to the third anniversary of June 23, 2023, the Series A Preferred Stock will participate on an as-converted basis in dividends declared and paid on the Class A Common Stock.

Conversion. Any shares of Series A Preferred Stock may, at the option of the holder, be converted at any time into shares of Class A Common Stock. The Conversion Price is subject to adjustment upon certain events, including a stock split, a reverse stock split, or a dividend of Class A Common Stock or Class V Common Stock. The Company may require such conversion (i) if the closing price per share of the Class A Common Stock, for at least twenty (20) of any thirty (30) consecutive trading days, exceeds: (a) on or after the third and prior to the seventh anniversary of June 23, 2023, 150% of the Conversion Price; or (b) on or after the seventh and prior to the tenth anniversary of June 23, 2023, 100% of the Conversion Price; and (ii) on or after the tenth anniversary of June 23, 2023. The conversion rate in effect at any applicable time is the quotient obtained by dividing the price of the Series A Preferred Stock by the Conversion Price.
Voting. The Series A Preferred Stock votes together with the Class A Common Stock on an as-converted basis, and not as a separate class. The Selling Stockholders have veto rights over (i) changes to the terms of the Certificate of Designations or the Company’s Amended and Restated Charter or Amended and Restated Bylaws that adversely impact the Series A Preferred Stock and (ii) the issuance of equity securities senior to the Series A Preferred Stock or other securities convertible thereto.
Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock will be paid the greater of (i) the Series A Preferred Stock purchase price plus any Accruing Dividends accrued but unpaid thereon, and (ii) the amount that such share of Series A Preferred Stock would have received had it converted into Class A Common Stock immediately prior to such liquidation, dissolution or winding up of the Company (the “Liquidation Preference”). After payment of the Liquidation Preference, the = Series A Preferred Stock will no longer be convertible and the holders of Series A Preferred Stock will not participate in any distribution made to the holders of Common Stock.
Change of Control. Upon a merger, consolidation, sale or other change of control transaction as described in the Certificate of Designations (a “Change of Control”), either (i) the Company may elect to redeem the Series A Preferred Stock or (ii) each holder of Series A Preferred Stock, individually, may require the Company to redeem all or any portion of its Series A Preferred Stock. The redemption price per share to be paid by the Company would be the greater of: (a) the Series A Preferred Stock purchase price plus any accrued but unpaid Accruing Dividends multiplied by (i) if prior to or on the third anniversary of June 23, 2023, 120%; (ii) if after the third but prior to or on the fifth anniversary of June 23, 2023, 110%; (iii) if after the fifth anniversary of June 23, 2023, 100%; and (b) the amount such share of Series A Preferred Stock would have received had it converted into Class A Common Stock prior to the Change of Control. Any shares of Series A Preferred Stock that are not so redeemed will automatically convert into shares of Class A Common Stock and be paid in connection with the Change of Control.
Fundamental Transaction. In the event of any acquisition by the Company with a transaction value of at least $500.0 million or any equity or debt financing by the Company that raises at least $500.0 million, either (i) the Company may elect to redeem the Series A Preferred Stock, or (ii) each holder of Series A Preferred Stock, individually, may require the Company to redeem all or any portion of its Series A Preferred Stock. The redemption price per share to be paid by the Company would be the Series A Preferred Stock purchase price plus any accrued but unpaid Accruing Dividends multiplied by: (a) if prior to or on the third anniversary of June 23, 2023, 120%; (b) if after the third but prior to or on the fifth anniversary of June 23, 2023, 110%; (c) if after the fifth but prior to or on the sixth anniversary of June 23, 2023, 108%; (d) if after the sixth but prior to or on the seventh anniversary of June 23, 2023, 106%; (e) if after the seventh but prior to or on the eighth anniversary of June 23, 2023, 104%; (f) if after the eighth but prior to or on the ninth anniversary of June 23, 2023, 102%; or (g) if after the ninth anniversary of June 23, 2023, 100%.
Optional Term Redemption by the Company. Any time after the fifth anniversary of June 23, 2023, the Company may redeem all or any portion of the then-outstanding shares of the Series A Preferred Stock for cash (a “Term Redemption”). The redemption price per share to be paid by the Company would be equal to the greater of: (i) the Series A Preferred Stock purchase price plus any accrued but unpaid Accruing Dividends multiplied by: (a) if after the fifth but prior to the sixth anniversary of June 23, 2023, 110%; (b) if on or after the sixth but prior to the seventh anniversary of June 23, 2023, 108%; (c) if on or after the seventh but prior to the eighth anniversary of June 23, 2023, 106%; (d) if on or after the eighth but prior to the ninth anniversary of June 23, 2023, 104%; (e) if on or after the ninth but prior to tenth anniversary of June 23, 2023, 102%; or (f) if on or after the tenth anniversary of

June 23, 2023, 100%; and (ii) the amount such share of Series A Preferred Stock would have received had it converted into Class A Common Stock prior to the Term Redemption.
Anti-Takeover Effects of Delaware Law and The Amended and Restated Charter
Some provisions of the Delaware General Corporation Law, the Amended and Restated Charter and the Amended and Restated Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares. These provisions are in addition to the fact that we are a “controlled company” under NYSE listing rules, which effectively results in our controlling holders being able to determine whether control of our company should change.
Stockholder Meetings
Special meetings of stockholders may be called by the chairperson of the Board, the chief executive officer (or his or her designee) or the Board, and, until a Control Trigger Event (as defined in the Amended and Restated Bylaws) occurs, by stockholders holding a majority of the voting power of the Company.
Advance Notification of Stockholder Nominations and Proposals
Our Amended and Restated Bylaws include advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.
Stockholder Action by Written Consent
The Amended and Restated Charter provides that any action required or permitted to be taken by the stockholders may be effected (i) at a duly called annual or special meeting of the stockholders or (ii) until a Control Trigger Event has occurred, by written consent in lieu of a meeting.
Removal of Directors
Directors may be removed (i) prior to a Control Trigger Event for any reason by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, and (ii) after a Control Trigger Event, by the stockholders of the Company only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
Stockholders Not Entitled to Cumulative Voting
The Amended and Restated Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Blank Check Preferred Stock
The Amended and Restated Charter permits our Board to designate the terms of and issue new series of preferred stock without stockholder approval. This ability was used to issue the Series A Preferred Stock. It could also be used to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our governing body.

Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.
Exclusive Forum
The Court of Chancery of the State of Delaware is the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of us under Delaware law; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee to us or our stockholders; (iii) any action asserting a claim against us, our directors, officers or other employees arising under the DGCL, our Amended and Restated Charter or our Amended and Restated Bylaws (in each case, as may be amended from time to time); (iv) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of Hagerty, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, is the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act.
Amendment of Charter Provisions
The Amended and Restated Charter requires an affirmative vote of holders of the majority of the voting power of the outstanding shares of capital stock for the amendment, alteration, change or repeal of any provision in the charter; provided, however, that upon a Control Trigger Event the affirmative vote of the holders of at least 75% of the voting power of all then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of the Amended and Restated Charter inconsistent with the purpose and intent of Article V, Article VI, Article VII or Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alternation, repeal or adoption of any other Article).

SELLING STOCKHOLDERS
The Selling Stockholders listed in the table below may from time to time offer and sell any or all of the Preferred Shares or the Conversion Shares set forth below pursuant to this prospectus.
Our registration of the Preferred Shares and the Conversion Shares does not necessarily mean that the Selling Stockholders will sell all or any of such securities. In particular, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, each Selling Stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
We are registering the Preferred Shares and Conversion Shares on behalf of the Selling Stockholders to satisfy certain registration rights that we granted them pursuant to the Registration Rights Agreement. Other than as described below, elsewhere in this prospectus or in the section titled “Certain Relationships and Related Person Transactions” of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2023, none of the Selling Stockholders has any material relationship with us or any of our predecessors or affiliates during the past three years.
The following table sets forth certain information provided by or on behalf of the Selling Stockholders as of June 23, 2023, concerning the Series A Preferred Stock and Class A Common Stock that may be offered from time to time pursuant to this prospectus. The Series A Preferred Stock and Class A Common Stock beneficially owned after the offering assumes that each Selling Stockholder will have sold all Preferred Shares and Conversion Shares offered hereby. A Selling Stockholder may sell all, some or none of the Preferred Shares or Conversion Shares in this offering. See “Plan of Distribution.”

Name of the Selling Stockholder	Series A Preferred Stock Beneficially Owned Before the Offering(1)	Class A Common Stock Beneficially Owned Before the Offering	Series A Preferred Stock Offered Hereby	Class A Common Stock Offered Hereby(2)	Series A Preferred Stock Beneficially Owned After the Offering	Percentage	Class A Common Stock Beneficially Owned After the Offering	Percentage
State Farm Mutual Automobile Insurance Company	10,430,281	67,342,456(3)	10,430,281	8,342,456	—	—	59,000,000	17.1%
Markel Group Inc.	3,129,085	81,042,737(4)	3,129,085	2,502,737	—	—	78,540,000	23.4%
McKeel O Hagerty Revocable Trust dated September 18, 2003	1,043,027	51,959,850(5)	1,043,027	834,245	—	—	51,125,425	15.2%
First Restated Tammy J. Hagerty Revocable Trust dated September 2, 2004	2,086,056	59,558,005(6)	2,086,056	1,668,491	—	—	57,889,514	17.3%
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(1)The amounts in this column reflect the number of Placed Shares already issued to, and the maximum number of Dividend Shares that may be issued to, each Selling Stockholder.
(2)The amounts in this column reflect the maximum number of Conversion Shares that may be issued to each Selling Stockholder upon conversion of the Placed Shares and Dividend Shares.
(3)Consists of 8,342,456 Conversion Shares (issuable upon conversion of 10,430,281 Preferred Shares), 50,000,000 shares of Class A Common Stock, and 9,000,000 shares of Class A Common Stock which can be acquired upon the exercise of warrants. State Farm’s principal business address is One State Farm Plaza, Bloomington, IL 61710.

(4)Consists of 2,502,737 Conversion Shares (issuable upon conversion of 3,129,085 Preferred Shares), 75,000,000 shares of Class V Common Stock, 3,000,000 shares of Class A Common Stock, and 540,000 shares of Class A Common Stock which can be acquired upon the exercise of warrants. Markel’s principal business address is 4521 Highwoods Parkway, Glen Allen, VA 23060.
(5)Consists of 834,425 Conversion Shares (issuable upon conversion of 1,043,027 Preferred Shares), 50,978,823 shares of Class A Common Stock that McKeel Hagerty is deemed to own as a result of his ownership interest in Hagerty Holding Corp. (“HHC”) and certain governance rights at HHC, and 146,602 shares of Class A Common Stock granted following the vesting of equity grants he received on April 1, 2022. McKeel Hagerty is the trustee of the McKeel O Hagerty Revocable Trust dated September 18, 2003 and has sole voting and dispositive power over its securities. Excludes 7,067 shares held by McKeel Hagerty’s spouse, Soon Hagerty.
(6)Consists of 1,668,491 Conversion Shares (issuable upon conversion of 2,086,056 Preferred Shares), 57,889,514 shares of Class A Common Stock that Tammy Hagerty is deemed to own as a result of her ownership interest in HHC and certain governance rights at HHC. Tammy Hagerty is the trustee of the First Restated Tammy J. Hagerty Revocable Trust dated September 2, 2004 and has sole voting and dispositive power over its securities.

PLAN OF DISTRIBUTION
We are registering the Preferred Shares and the Conversion Shares to permit the resale of these shares from time to time by the Selling Stockholders after the date of this prospectus. We are required to pay all fees and expenses incident to the registration of the Preferred Shares and the Conversion Shares to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of Preferred Shares and the Conversion Shares.
We will not receive any of the proceeds from the sale of the Preferred Shares or the Conversion Shares by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders.
The Preferred Shares and the Conversion Shares beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their Preferred Shares and Conversion Shares by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of NYSE;
•through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•to or through one or more underwriters or broker-dealers, pursuant to which such underwriter or broker-dealer may resell our common stock in one or more transactions, including in negotiated transactions at a fixed offering price or at varying prices determined at the time of sale;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions;
•in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•through the distribution by a Selling Stockholder to its partners, members or shareholders;
•any other method permitted pursuant to applicable law; or
•through a combination of any of the above methods of sale.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution and any related transactions. In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Series A Preferred Stock and Class A Common Stock in the course of hedging positions they assume with Selling Stockholders. The Selling Stockholders may also sell Preferred Shares or Conversion Shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that, in turn, may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona.
EXPERTS
The consolidated financial statements of Hagerty, Inc. as of December 31, 2022 and 2021, and for the two years in the period ended December 31, 2022, incorporated by reference in this Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at https://investor.hagerty.com/financials/sec-filings. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on or that can be accessed through our website does not constitute part of, and is not incorporated by reference in, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE
The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these securities, including all such documents that we may file with the SEC after the date of but prior to the effectiveness of this registration statement:
1.Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 14, 2023 (the “Annual Report”);
2.Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and June 30, 2023, filed with the SEC on May 9, 2023 and August 8, 2023, respectively;
3.Our Current Reports on Form 8-K, filed with the SEC on March 1, 2023, March 13, 2023, June 8, 2023, and June 23, 2023, August 2, 2023, and August 8, 2023 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K unless otherwise indicated therein);
4.The information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2023;
5.The description of our securities set forth in Exhibit 4.6 to our Annual Report, together with any amendment or report filed with the SEC for the purpose of updating such description; and
6.All documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act) after the date of this prospectus and prior to the termination of this offering made by way of this prospectus. These documents include Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed, which is deemed not to be incorporated by reference in this Registration Statement).
To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at www.sec.gov, or by writing us at the following address or telephoning us at the number below:
Hagerty, Inc.
ATTN: General Counsel
121 Drivers Edge
Traverse City, Michigan 49684
(800) 922-4050
Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.